UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2011
RESOLUTE ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1675 Broadway, Suite 1950
Denver, CO		80202
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 303-534-4600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On August 31, 2011, Resolute Natural Resources Company, LLC (“RNRC”), a wholly owned subsidiary of Resolute Energy Corporation, and Western Refining Southwest, Inc. (“Western”) entered into a new agreement for the sale and purchase of crude oil (the “New Agreement”). The New Agreement supersedes that certain Crude Oil Purchase Agreement dated August 27, 2009 between Western, as purchaser, and RNRC, as seller (the “Original Agreement”) which Original Agreement was filed as Exhibit 10.18 to the Registrant’s Registration Statement on Form S-4/A (File No. 333-161076) with the Securities and Exchange Commission on August 31, 2009.
     Certain material terms of the Original Agreement and the New Agreement are as follows:
•	Volume and Price — The Original Agreement contained a maximum combined RNRC and Navajo Nation Oil and Gas Company volume to be purchased of 8,000 barrels per day. The New Agreement covers combined volumes of up to 8,000 barrels per day (the “Base Volume”) and an additional volume of up to 3,000 barrels per day (the “Additional Volume”). The discount to the NYMEX price is the same as under the Original Agreement, $6.25 per barrel, with future adjustments to reflect any increase in transportation costs from the field to the refinery.

•	Term — The New Agreement contains a two year term for the Base Volume and a six month term for the Additional Volume, each commencing on August 1, 2011. Both continue automatically on a month-to-month basis after the expiration of the initial term unless terminated by either party with 180 days prior written notice (120 days for the Additional Volume).
     The foregoing summary of the New Agreement is qualified in its entirety by reference to the copy of the New Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
10.1	Crude Oil Purchase Agreement dated August 31, 2011 between Western Refining Southwest, Inc., as purchaser, and Resolute Natural Resources Company, LLC, as seller.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: September 7, 2011

RESOLUTE ENERGY CORPORATION
By:	/s/ James M. Piccone
James M. Piccone
President